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                                                                      EXHIBIT 21

                                STERLING BANCORP

                         Subsidiaries of the Registrant

                                                 STATE OR OTHER JURISDICTION OF
              NAME OF SUBSIDIARY                 INCORPORATION OR ORGANIZATION
              ------------------                 ------------------------------

Sterling Financial Services Company, Inc.                  New York

Sterling Banking Corporation                               New York

Sterling Bancorp Trust I                                   Delaware

Sterling National Bank                                     U.S.A.

   Sterling Factors Corporation                            New York

   Sterling National Mortgage Company, Inc.                New York

   Sterling National Servicing, Inc.                       Virginia

   Sterling Holding Company of Virginia, Inc.              Virginia

       Sterling Real Estate Holding Company Inc.           New York

   Sterling Trade Services, Inc.                           New York

       Sterling National Asia Limited, Hong Kong           Hong Kong